May 18, 2022

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell

Re:	Each Thrivent exchange-traded fund identified on Exhibit A hereto (each, a “Thrivent ETF Fund” or “Fund”)

Ladies and Gentlemen:

In accordance with Section 20.6.1, the Additional Fund provision of the Master Custodian Agreement dated as of December 1, 2017 (as amended, the “Agreement”) between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company (“State Street”), each undersigned Thrivent ETF Fund hereby requests that your bank act as its Custodian under the terms of the Agreement. In connection with such request, each Thrivent ETF Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement. An updated Appendix A to the Agreement reflecting the addition of the Thrivent ETF Funds is attached.

With respect to the Thrivent ETF Funds, the following new Section 11 shall be added to the Agreement and shall replace the currently existing Section 11:

“SECTION 11.    PROVISION OF ETF SERVICES

SECTION 11.1  ETF FUNDS.    Each Thrivent ETF Fund is an exchange-traded fund that will issue and redeem shares only in aggregations of a specified number of shares, each called a “Creation Unit,” generally in exchange for a basket of securities and/or instruments and a specified cash payment, as more fully described in the Fund’s currently effective prospectus and statement of additional information (collectively, the “Prospectus”). Capitalized terms used in this Section 11 without definition shall have the meanings given to them in the Prospectus. For the avoidance of doubt, this Section 11 will only apply with respect to the ETF Funds identified on Appendix A hereto.

SECTION 11.2  DETERMINATION OF FUND DEPOSIT, ETC. Subject to and in accordance with the directions of the Investment Manager, the Custodian shall determine for each Fund after the end of each trading day on the NYSE Arca (the “Exchange”), in accordance with Board policies and the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as described in the Prospectus) required for the issuance or redemption, as the case may be, of Creation Units on such date. The Custodian shall provide or cause to be provided this information to the Fund’s distributor and other persons as instructed according to Board policies and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the Exchange.

SECTION 11.3  ALLOCATION OF DEPOSIT SECURITY SHORTFALLS.    Each Fund acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

SECTION 11.4  CREATION AND REDEMPTION OF CREATION UNITS.

The Custodian shall receive and deposit into the Fund’s account such payments as are received for Fund shares issued or sold in Creation Units. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt of such payments by the Custodian.

Upon receipt of instructions from the Fund’s Transfer Agent, the Custodian shall set aside funds and securities of the Fund to the extent available for payment to, or in accordance with the instructions of, Authorized Participants who have delivered to the Transfer Agent a request for redemption of their shares, in Creation Units, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (or such securities in lieu thereof as may be designated by the Investment Advisor in accordance with the Prospectus) for such Fund and the Cash Redemption Amount, if applicable, less any applicable Redemption Transaction Fee. The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC system or through wire transfer in the case of redemptions effected outside of the DTC system.”

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below. The attached Appendix A is marked to reflect the addition of the Thrivent ETF Funds.

Kindly indicate your acceptance of the foregoing by signing below.

Sincerely,

EACH INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By: /s/ Michael W. Kremenak
Name:	Michael W. Kremenak
Title:	Senior Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael A. Foutes
Name: Michael A. Foutes
Title: Senior Vice President
Effective Date: May 18, 2022

Exhibit A

Thrivent ETF Funds

Thrivent ETF Trust

Thrivent Small-Mid Cap ESG ETF

Appendix A

List of Funds

APPENDIX A

TO

Master Custodian Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Thrivent Mutual Funds

Thrivent Diversified Income Plus Fund

Thrivent Multidimensional Income Fund

Thrivent Aggressive Allocation Fund

Thrivent Balanced Income Plus Fund

Thrivent Opportunity Income Plus Fund

Thrivent Government Bond Fund

Thrivent High Yield Fund

Thrivent Income Fund

Thrivent Large Cap Growth Fund

Thrivent Global Stock Fund (f/k/a Thrivent Large Cap Stock Fund)

Thrivent Large Cap Value Fund

Thrivent Limited Maturity Bond Fund

Thrivent Mid Cap Growth Fund

Thrivent Mid Cap Value Fund

Thrivent Mid Cap Stock Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Money Market Fund

Thrivent Municipal Bond Fund

Thrivent International Allocation Fund (f/k/a Thrivent Partner Worldwide Allocation Fund)

Thrivent Small Cap Stock Fund

Thrivent Low Volatility Equity Fund

Thrivent Small Cap Growth Fund

Thrivent High Income Municipal Bond Fund

Thrivent Series Fund, Inc.

Thrivent Aggressive Allocation Portfolio

Thrivent Balanced Income Plus Portfolio

Thrivent Government Bond Portfolio

Thrivent Diversified Income Plus Portfolio

Thrivent ESG Index Portfolio

Thrivent High Yield Portfolio

Thrivent Income Portfolio

Thrivent Large Cap Growth Portfolio

Thrivent Large Cap Index Portfolio

Thrivent Global Stock Portfolio (f/k/a Thrivent Large Cap Stock Portfolio)

Thrivent Large Cap Value Portfolio

Thrivent Limited Maturity Bond Portfolio

Thrivent Mid Cap Index Portfolio

Thrivent Mid Cap Stock Portfolio

Thrivent Moderate Allocation Portfolio

Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Moderately Conservative Allocation Portfolio

Thrivent Money Market Portfolio

Thrivent Opportunity Income Plus Portfolio

Thrivent All Cap Portfolio (f/k/a Thrivent Partner All Cap Growth Portfolio)

Thrivent Partner Emerging Markets Equity Portfolio

Thrivent Partner Healthcare Portfolio

Thrivent International Allocation Portfolio (f/k/a Thrivent Partner Worldwide Allocation Portfolio)

Thrivent International Index Portfolio

Thrivent Mid Cap Growth Portfolio

Thrivent Mid Cap Value Portfolio

Thrivent Real Estate Securities Portfolio

Thrivent Small Cap Index Portfolio

Thrivent Small Cap Stock Portfolio

Thrivent Low Volatility Equity Portfolio

Thrivent Multidimensional Income Portfolio

Thrivent Small Cap Growth Portfolio

Thrivent Core Funds

Thrivent Core Short-Term Reserve Fund

Thrivent Core Emerging Markets Debt Fund

Thrivent Core International Equity Fund

Thrivent Core Low Volatility Equity Fund

Thrivent Core Emerging Markets Equity Fund

Thrivent Core Small Cap Value Fund

Thrivent Cash Management Trust

Thrivent Church Loan and Income Fund

Thrivent ETF Trust

Thrivent Small-Mid Cap ESG ETF